UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2008

Aon Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure.

On October 9, 2008, Aon Corporation (“Aon”) began making open market purchases on behalf of its wholly-owned subsidiary Aon Benfield Holdings Limited (“ABHL”) of common shares of Benfield Group Limited (“Benfield”), a Bermuda company whose common shares (“Shares”) are listed on the London Stock Exchange (the “Exchange”).  As of the close of the Exchange on October 9, 2008, ABHL, the beneficial owner of these Shares, had acquired through Aon’s purchases 1,500,000 Shares.  ABHL anticipates that it may continue making additional purchases in this manner until the closing of Aon’s acquisition of Benfield, as previously disclosed in Aon’s Form 8-K filed with the Securities and Exchange Commission on August 22, 2008 (“August Form 8-K”); however, there is no guarantee of the number of Shares, if any, that will be purchased in any subsequent purchases by Aon on behalf of ABHL.  Aon undertakes no obligation to update, supplement or amend this Form 8-K upon any subsequent purchases of Shares or upon any future decisions to refrain from such purchases.

As previously announced in Aon’s August Form 8-K, Aon has signed a definitive agreement with Benfield (the “Implementation Agreement”) pursuant to which Aon will acquire all of the share capital of Benfield (the “Acquisition”), subject to Benfield shareholder approval and other closing conditions.  The Acquisition will be effected by a newly-formed, wholly-owned Bermuda subsidiary of Aon through an amalgamation under the Bermuda Companies Act.  This summary of the Acquisition is qualified in its entirety by reference to the description thereof included in the August Form 8-K, including Aon and Benfield’s related announcement and the Implementation Agreement, copies of which were attached thereto as Exhibits 2.1 and 2.2, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon Corporation

	By:	/s/ Christa Davies

Christa Davies
Executive Vice President and Chief Financial Officer

Date: October 10, 2008